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                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES

Name of Subsidiary                                   State of Incorporation
------------------                                   ----------------------
Village Inn Pancake House of Albuquerque, Inc.       New Mexico
Village Inn Pancake House of Canada Limited          Canada